UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2009, Mattson Technology, Inc. (the "Company") announced that effective August 10, 2009 Nigel Wenden resigned from the position of Senior Vice-President, Global Business Operations of the Company.

In connection with the resignation of Nigel Wenden from the position of Senior Vice-President, Global Business Operations of the Company effective August 10, 2009, the Company has entered into a separation agreement with Mr. Wenden (the "Agreement") dated August 10, 2009.

Per the separation agreement, Mattson will pay Mr. Wenden a gross amount of six (6) months' salary ($145,000) on August 10, 2009, his last day of employment, and a gross amount of three (3) months' salary ($72,500) upon execution of the agreement. The agreement contains a standard release of any and all claims against the Company by Mr. Wenden.

The Agreement between Mr. Wenden and the Company is attached as Exhibit 10.1, and is incorporated by reference under this Item 5.02.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
10.1	Separation Agreement between Mattson Technology, Inc. and Nigel Wenden, dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2009

Mattson Technology, Inc.

By: /s/ Andy Moring

Andy Moring
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Separation Agreement between Mattson Technology, Inc. and Nigel Wenden, dated August 10, 2009. Also provided in PDF format as a courtesy.